Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 2, 2006 relating to the consolidated financial statements of Allied World Assurance Holdings, Ltd and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 2, 2006 relating to the financial statement schedules appearing elsewhere in this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche
Hamilton, Bermuda
March 16, 2006